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                                                                    EXHIBIT 10.1




                                 FIRST AMENDMENT
                                       TO
                          MOTOR CARGO INDUSTRIES, INC.
                             1997 STOCK OPTION PLAN


        This First Amendment to the MOTOR CARGO INDUSTRIES, INC. 1997 STOCK OPTION PLAN (the "Plan") is entered into as of January 26, 1999.

        WHEREAS, MOTOR CARGO INDUSTRIES, INC. has been maintaining the Plan; and

        WHEREAS, it is desirable to amend the Plan to permit administration of the Plan to the extent desirable in compliance with Section 162(m) of the Internal Revenue Code.

        NOW, THEREFORE, the Plan is hereby amended effective January 1, 1999 as follows:

        1. The following is added to the end of the first paragraph of Article II of the Plan:

        No employee shall be granted in any fiscal year of the Company Options to purchase more than 300,000 Shares, such number to be subject to adjustment in accordance with Article XII of the Plan.

        2. The following is added to the end of the first paragraph of Article III of the Plan:

        To the extent that the Board of Directors determines it to be desirable to qualify Options and Rights granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

        3. The following is added to the end of the first paragraph of Article V of the Plan:

        In the case of a Non-Qualified Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the purchase price for each Share shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred percent (100%) of the fair market value per Share at the date the Option is granted.

        4. This amendment is effective as set forth herein.





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        5. Except as expressly amended by this First Amendment, the Plan shall remain in full force and effect.

        DATED the day and year first above written.




                                        MOTOR CARGO INDUSTRIES, INC.


                                        /s/ Marshall L. Tate
                                        -------------------------------------
                                        President